Exhibit 99.1

FOR IMMEDIATE RELEASE

Lantronix Reports $11.2M in Net Revenue for

the Second Quarter of Fiscal 2017

--Company Achieves GAAP Break Even Earnings in the Quarter--

Irvine, Calif., January 26, 2017 – Lantronix, Inc. (NASDAQ: LTRX) a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets, today reported results for the second quarter of its fiscal year 2017 ended December 31, 2016.

Financial Highlights for Second Fiscal Quarter

•	Net revenue of $11.2 million
•	Gross profit margin of 51.8%
•	GAAP net income of $41,000
•	Non-GAAP net income of $444,000
•	Cash and cash equivalents of $6.7 million

Operational and Product Highlights:

▪	Net revenue for the second quarter of fiscal 2017 increased 18% from the same period in fiscal 2016 and 3% from the first quarter of fiscal 2017.

▪	Sales of the company’s IoT products grew by 17% during the second quarter of fiscal 2017 compared with the same period in fiscal 2016.

▪	Sales of the company’s IT Management products grew by 72% during the second quarter of fiscal 2017 compared with the same period in fiscal 2016.

▪	In October, the company launched the SGX 5150, a high performance wireless IoT device gateway. Featuring Lantronix TruPort® Security, industrial-grade design and multiple device connectivity interfaces, SGX 5150 allows OEMs and systems integrators to establish IoT connectivity for virtually any device.

▪	This week, the company introduced a technology preview of its MACH10™ software platform. MACH10™ is a multi-dimensional management software platform designed specifically to enable IoT OEMs (original equipment manufacturers) to quickly and profitably deliver web-scale IoT applications and services.

“I’m pleased to report that our continued momentum contributed to 18% year-over-year topline growth and allowed us to achieve modest GAAP profitability, as well as our fourth consecutive quarter of non-GAAP net income,” said Jeffrey Benck, Lantronix president and CEO. “We’ve had a strong first half of fiscal 2017, as many of the operational improvements we’ve made over the last year started to bear fruit. With the recent announcement of our MACH10 technology, we are adding a key solution to our IoT product portfolio that can help us solve a bigger part of the challenges that manufacturers face in building smarter, connected machines.”

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Financial Results for the Second Quarter of Fiscal Year 2017

Net revenue was $11.2 million for the second quarter of fiscal 2017, compared with $9.5 million for the second quarter of fiscal 2016, and $10.9 million for the first quarter of fiscal 2017.

Gross profit margin was 51.8% for the second quarter of fiscal 2017, compared to 48.1% for the second quarter of fiscal 2016, and 52.1% for the first quarter of fiscal 2017.

Operating expenses were $5.7 million for the second quarter of fiscal 2017, compared with $5.5 million for the second quarter of fiscal 2016, and $5.8 million for the first quarter of fiscal 2017.

GAAP net income for the second quarter of fiscal 2017 was $41,000, or $0.00 per share, compared with GAAP net loss of $928,000, or $0.06 per share, for the second quarter of fiscal 2016, and GAAP net loss of $104,000, or $0.01 per share, for the first quarter of fiscal 2017.

Non-GAAP net income for the second quarter of fiscal 2017 was $444,000, compared with non-GAAP net loss of $196,000 for the second quarter of fiscal 2016, and non-GAAP net income of $265,000 for the first quarter of fiscal 2017. For additional information regarding the company’s non-GAAP results, see “Discussion of Non-GAAP Financial Measures” below.

Conference Call and Webcast

Lantronix will host an investor conference call with a simultaneous audio webcast today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss its fiscal 2017 second quarter results. To access the live conference call, investors should dial 1-844-802-2442 (US) or 1-412-317-5135 (international) and indicate that they are participating in the Lantronix Fiscal Year 2017 Second Quarter call. The webcast will be available simultaneously via the investor relations section of the company’s website at www.lantronix.com.

Investors can access a replay of the conference call starting at approximately 5:00 p.m. Pacific Time today at www.lantronix.com. A telephonic replay will also be available through February 2, 2017 by dialing 1-877-344-7529 (US) or 1-412-317-0088 (international) and entering passcode 10099548.

About Lantronix

Lantronix, Inc. is a global provider of secure data access and management solutions for Internet of Things (IoT) and information technology (IT) assets. Our mission is to be the leading supplier of IoT gateways that enable companies to dramatically simplify the creation, deployment, and management of IoT projects while providing secure access to data for applications and people.

With more than two decades of experience in creating robust machine to machine (M2M) technologies, Lantronix is an innovator in enabling our customers to build new business models and realize the possibilities of the Internet of Things. Our connectivity solutions are deployed inside millions of machines serving a wide range of industries, including data center, medical, security, industrial, transportation, retail, financial, environmental and government.

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For more information, visit www.lantronix.com.

Learn more at the Lantronix blog, www.lantronix.com/blog, featuring industry discussion and updates. To follow Lantronix on Twitter, please visit www.twitter.com/Lantronix. View our video library on YouTube at www.youtube.com/user/LantronixInc or connect with us on LinkedIn at www.linkedin.com/company/lantronix.

Discussion of Non-GAAP Financial Measures

Lantronix believes that the presentation of non-GAAP financial information, when presented in conjunction with the corresponding GAAP measures, provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends to gain an understanding of our comparative operating performance. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations of the non-GAAP financial measures to the financial measures calculated in accordance with GAAP should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Non-GAAP net income (loss) consists of net income (loss) excluding (i) non-GAAP adjustments to operating expenses, (ii) interest income (expense), (iii) other income (expense), (iv) income tax provision (benefit), and (v) severance and restructuring charges.

Forward-Looking Statements

This news release contains forward-looking statements, including statements concerning our sales expansion efforts, our product development efforts, and our projected operating and financial performance. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. We have based our forward-looking statements on our current expectations and projections about trends affecting our business and industry and other future events. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. Forward-looking statements are subject to substantial risks and uncertainties that could cause our results or experiences, or future business, financial condition, results of operations or performance, to differ materially from our historical results or those expressed or implied in any forward-looking statement contained in this news release. Some of the risks and uncertainties that may cause actual results to differ from those expressed or implied in the forward-looking statements are described in “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, as well as in our other filings with the SEC. In addition, actual results may differ as a result of additional risks and uncertainties of which we are currently unaware or which we do not currently view as material to our business. For these reasons, investors are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements we make speak only as of the date on which they are made. We expressly disclaim any intent or obligation to update any forward-looking statements after the date hereof to conform such statements to actual results or to changes in our opinions or expectations, except as required by applicable law or the rules of the NASDAQ Stock Market, LLC. If we do update or correct any forward-looking statements, investors should not conclude that we will make additional updates or corrections.

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Investor Relations Contacts:

Jeremy Whitaker

Chief Financial Officer

949-453-3990

E.E. Wang

Director, Corporate Marketing and Investor Relations

investors@lantronix.com

949-614-5879

© 2017 Lantronix, Inc. All rights reserved. Lantronix and TruPort are registered trademarks, and MACH10 is a trademark, of Lantronix, Inc. All other trademarks and trade names are the property of their respective holders.

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31,	June 30,
	2016	2016
Assets
Current assets:
Cash and cash equivalents	$6,698	$5,962
Accounts receivable, net	2,866	3,164
Inventories, net	7,614	6,584
Contract manufacturers' receivable	366	369
Prepaid expenses and other current assets	566	580
Total current assets	18,110	16,659
Property and equipment, net	1,402	1,569
Goodwill	9,488	9,488
Other assets	47	63
Total assets	$29,047	$27,779

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$2,280	$2,721
Accrued payroll and related expenses	2,833	1,817
Warranty reserve	153	138
Other current liabilities	3,235	2,922
Total current liabilities	8,501	7,598
Long-term capital lease obligations	87	116
Other non-current liabilities	353	347
Total liabilities	8,941	8,061

Commitments and contingencies

Stockholders' equity:
Common stock	2	2
Additional paid-in capital	209,754	209,297
Accumulated deficit	(190,021)	(189,952)
Accumulated other comprehensive income	371	371
Total stockholders' equity	20,106	19,718
Total liabilities and stockholders' equity	$29,047	$27,779

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LANTRONIX, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015
Net revenue (1)	$11,222	$10,940	$9,540	$22,162	$20,113
Cost of revenue	5,410	5,240	4,951	10,650	10,457
Gross profit	5,812	5,700	4,589	11,512	9,656
Operating expenses:
Selling, general and administrative	3,873	3,842	3,814	7,715	7,539
Research and development	1,873	1,945	1,716	3,818	3,387
Total operating expenses	5,746	5,787	5,530	11,533	10,926
Income (loss) from operations	66	(87)	(941)	(21)	(1,270)
Interest expense, net	(6)	(7)	(9)	(13)	(15)
Other income (expense), net	4	(3)	28	1	47
Income (loss) before income taxes	64	(97)	(922)	(33)	(1,238)
Provision for income taxes	23	7	6	30	21
Net income (loss)	$41	$(104)	$(928)	$(63)	$(1,259)

Net income (loss) per share (basic)	$0.00	$(0.01)	$(0.06)	$(0.00)	$(0.08)
Net income (loss) per share (diluted)	$0.00	$(0.01)	$(0.06)	$(0.00)	$(0.08)

Weighted-average common shares (basic)	17,347	17,254	15,160	17,300	15,131
Weighted-average common shares (diluted)	17,703	17,254	15,160	17,300	15,131

Net revenue from related parties	$–	$–	$45	$–	$113

(1)  Includes net revenue from related parties

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LANTRONIX, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(In thousands)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2016	2016	2015	2016	2015

GAAP net income (loss)	$41	$(104)	$(928)	$(63)	$(1,259)
Non-GAAP adjustments:
Cost of revenue:
Share-based compensation	13	11	20	24	38
Depreciation and amortization	84	89	127	173	273
Total adjustments to cost of revenue	97	100	147	197	311
Selling, general and administrative:
Share-based compensation	162	149	182	311	353
Employer portion of withholding taxes on stock grants	5	–	2	5	4
Depreciation and amortization	56	54	65	110	116
Total adjustments to selling, general and administrative	223	203	249	426	473
Research and development:
Share-based compensation	45	41	50	86	94
Depreciation and amortization	13	8	13	21	34
Total adjustments to research and development	58	49	63	107	128
Severance charges	–	–	286	–	286
Total non-GAAP adjustments to operating expenses	281	252	598	533	887
Interest expense, net	6	7	9	13	15
Other income (expense), net	(4)	3	(28)	(1)	(47)
Provision for income taxes	23	7	6	30	21
Total non-GAAP adjustments	403	369	732	772	1,187
Non-GAAP net income (loss)	$444	$265	$(196)	$709	$(72)

GAAP operating expenses	$5,746	$5,787	$5,530	$11,533	$10,926
Non-GAAP adjustments to operating expenses	(281)	(252)	(598)	(533)	(887)
Non-GAAP operating expenses	$5,465	$5,535	$4,932	$11,000	$10,039

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LANTRONIX, INC.

UNAUDITED NET REVENUES BY PRODUCT LINE AND REGION

(In thousands)

	Three Months Ended			Six Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
IoT	$8,304	$7,869	$7,086	$16,173	$14,969
IT Management	2,265	2,437	1,318	4,702	2,666
Other	653	634	1,136	1,287	2,478
	$11,222	$10,940	$9,540	$22,162	$20,113

	Three Months Ended			Six Months Ended
	December 31, 2016	September 30, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Americas	$6,453	$6,166	$5,203	$12,619	$10,312
EMEA	3,122	3,101	2,820	6,223	6,641
Asia Pacific Japan	1,647	1,673	1,517	3,320	3,160
	$11,222	$10,940	$9,540	$22,162	$20,113

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